UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
January 31, 2006

(Date of Earliest Event Reported: January 27, 2006)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on January 18, 2006, we made a presentation to analysts to provide a review of our 2006 operational and financial plan. The presentation contained, among other things, information that has not been filed with the Securities and Exchange Commission relating to our actual results for the year ended December 31, 2005 with respect to our production and reserve data. In connection with:

(i)
the registration statement (Registration No. 333-127797) relating to the offer and resale, from time to time, of up to 750,000 shares of our 4.99% Convertible Perpetual Preferred Stock (liquidation preference $1,000 per share), par value $0.01 per share, and the shares of our common stock, par value $3.00 per share, issuable upon the conversion of the preferred stock; and

(ii)	the Schedule TO we filed with the Securities and Exchange Commission on January 27, 2006 relating to our offer to repurchase our Zero Coupon Convertible Debentures due February 28, 2021,

we have determined, as of the date of this report, to “file” the below information with the SEC regarding our fourth quarter 2005 production and year-end 2005 proved reserves:

Fourth Quarter 2005 Production

Our 2005 fourth quarter actual production was 686 MMcfe/d, which excludes 73 MMcfe/d of our proportionate interest in Four Star Oil & Gas Company. In addition, it does not include 97 MMcfe/d of estimated production shut in due to hurricanes.

Year-end proved reserve reconciliation
Total El Paso Exploration & Production Segment	Equivalent Reserves (Bcfe)
Beginning balance December 31, 2004[1]	2,181
Production	(271)
Sale of reserves in place	(25)
Purchases of reserves in place	277
Extensions, discoveries, and other	242
Revisions of previous estimates	11
Ending balance December 31, 2005[2]	2,415

Equity Interest in Four Star Oil & Gas Company Proved Reserves[3]	253

[1] Henry Hub price of $6.22/MMBtu, West Texas Intermediate = $43.45/Bbl
[2] Henry Hub price of $10.08/MMBtu, West Texas Intermediate = $61.04/Bbl
[3] The proved reserves attributable to our proportionate share of Four Star represent estimates prepared by El Paso and not those of Four Star.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller

Dated: January 31, 2006